                                                                    Exhibit 10.3

                                 BELDEN CDT INC.

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

      THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this "Agreement") is effective February 22, 2006 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and _________________________ ("GRANTEE").

      WHEREAS, the Grantee is an executive or management employee of the Company and has been selected by the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD") to receive a grant of ____________ restricted stock units ("RSUs") representing ____________ shares (the "SHARES") of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), subject to certain restrictions, and to enter into a Restricted Stock Unit Agreement in the form hereof;

      NOW THEREFORE, the Company and the Grantee hereby agree as follows:

      1. GRANT OF RSUs. The Company hereby grants to the Grantee on the Grant Date ______________ RSUs. Each RSU represents the right to receive one (1) Share. Each RSU shall vest and become nonforfeitable ("VEST") in accordance with
Section 2 below. The Company shall hold the RSUs in book-entry form. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares of Common Stock to be issued to Grantee under Section 4(a) hereof and will have the status of a general unsecured creditor of the Company. The RSUs are granted under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN") and shall be subject to the terms and conditions of the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

      2. VESTING.

            (a) Generally. Subject to the acceleration of the Vesting pursuant to Section 2(b) or (d) below, or the forfeiture and termination of the RSUs pursuant to Section 2(c) below, all of the RSUs shall Vest on February 22, 2009. All Vested RSUs shall be paid to the Grantee as provided in Section 4 hereof.

            (b) Death, Disability or Retirement. If while employed by the Company the Grantee dies or becomes disabled (and leaves the Company) in accordance with any Company disability policy then in effect or (if after one year from the Grant Date) retires from employment with the Company under any Company retirement plan then in effect, then any and all unvested RSUs shall immediately Vest in full.

            (c) Other Employment Termination. If the Grantee or the Company otherwise terminates the Grantee's employment, any and all RSUs that are not Vested at such time shall be forfeited, cancelled and terminated upon such termination.

            (d) Change of Control. Immediately preceding the occurrence of a Change in Control of the Company (as defined in Section 6(f) below), any and all unvested RSUs shall immediately Vest in full.

      3. NO TRANSFER OR ASSIGNMENT OF RSUs; RESTRICTIONS ON SALE. Except as otherwise provided in this Agreement, the RSUs and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares underlying the RSUs are delivered to the Grantee or his designated representative. The Grantee agrees not to sell any Shares at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Grantee is an employee of the Company.

      4. DELIVERY OF SHARES.

            (a) Issuance of Shares. As of the date in which the RSUs Vest, the Company shall issue to the Grantee a stock certificate (or register Shares of Common Stock in book-entry form) representing a number of Shares of Common Stock equal to the number of RSUs then vested.

            (b) Withholding Taxes. At the time Shares of Common Stock are issued to the Grantee, the Company shall satisfy the statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares from one or more of the following methods, as the Grantee elects: (i) the Company shall withhold cash compensation then accrued and payable to the Grantee of such required withholding amount, (ii) the Grantee may tender a check or other payment of cash to the Company of such required withholding amount, or (iii) by withholding from Shares issuable to the Grantee hereunder having an aggregate fair market value equal to the amount of such required withholding.

      5. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued unless and until the Company has determined that:

            (a) It and the Grantee, at Company's expense, have taken any actions required to register the Shares under the Securities Act of 1933, as amended or to perfect an exemption from the registration requirements thereof;

            (b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

            (c) Any other applicable provision of state or federal law has been satisfied.

      6. MISCELLANEOUS PROVISIONS.

            (a) Rights as a Stockholder. Neither the Grantee nor the Grantee's representative shall have any rights as a stockholder with respect to any Shares underlying the RSUs until the date that the Company is obligated to deliver such Shares to the Grantee or the Grantee's representative.

            (b) Dividends. Between the Grant Date and the date of Vesting of the RSUs (the "ACCRUAL PERIOD"), any dividends or distributions payable with respect to the number of Shares equal to the number of RSUs held by the Grantee shall be accumulated and deferred until the Vesting of the RSUs. After such Vesting of the RSUs, the Company shall promptly distribute to the Grantee all such dividends and distributions accrued during the Accrual Period.

            (c) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause.

            (d) Employment by Subsidiary, etc.. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

            (e) Anti-Dilution. In the event that any change in the outstanding Shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by the Company therefor, the number of RSUs awarded hereunder, and the number of Shares distributable pursuant to Vested RSUs, shall be appropriately adjusted by the Committee whose determination shall be conclusive, final and binding; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of Shares subject to RSUs and any adjustment made by the Committee shall be conclusive, final and binding.

            (f) Change in Control. A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if any of the events set forth in any one of the following subparagraphs shall occur:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of more than 50% of either (y) the then-outstanding shares of common stock of the

      Company (the "OUTSTANDING COMPANY COMMON STOCK") or (z) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and
      (2) of subsection (iii) of this definition; or

                  (ii) individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                  (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            (g) Incorporation of Plan. The provisions of the Plan are incorporated by reference into these terms and conditions.

            (h) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

            (i) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he most recently provided to the Company.

            (j) Entire Agreement; Amendments. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

            (k) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

            (l) Successors.

                  (i) This Agreement is personal to the Grantee and, except as otherwise provided in Section 3 above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee's legal representatives.

                  (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

            (m) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

            (n) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

            (o) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

      This Agreement is executed by the Company as of the date and year first written above.

                                       BELDEN CDT INC.

                                       By:_____________________________________

                                       Title:__________________________________

      The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the RSUs granted hereunder, and further agrees to the terms and conditions hereinabove set forth.

                                       ________________________________________

                                       ____________________, Grantee

Date:____________________, 2006